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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 25, 2000

                             BOSTON BIOMEDICA, INC.
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             (Exact Name Of Registrant As Specified In Its Charter)

                                  MASSACHUSETTS
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                 (State or Other Jurisdiction of Incorporation)

        0-21615                                          04-2652826
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(Commission File Number)                    (I.R.S. Employer Identification No.)

 375 WEST STREET, WEST BRIDGEWATER, MA                      02379
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(Address of Principal Executive Offices)                  (Zip Code)

                                 (508) 580-1900
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

     On August 25, 2000, Boston Biomedica, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Agreement") with GCA Strategic Investment Fund Limited ("GCA"). The Agreement provides for the issuance of a $2,250,000 3% Senior Subordinated Convertible Debenture (the "GCA Debenture") to GCA due August 25, 2003. The purchase price for the GCA Debenture was $2,137,500. The GCA Debenture is convertible into the Company's Common Stock on or after November 24, 2000, at a conversion price equal to the lesser of: (i) $3.36 per share or (ii) 90% of the average of the five (5) lowest volume weighted average sales prices of Common Stock as reported by Bloomberg L.P. during the 25 business days immediately preceding the date on which GCA notifies the Company that it will convert all or a part of the GCA Debenture into Common Stock. In connection with this transaction, the Company also issued warrants to purchase up to 80,000 shares of the Company's Common Stock at an exercise price of $3.60 per share to GCA (the "GCA Warrant"), and warrants to purchase up to 10,000 shares of the Company's Common Stock at an exercise price of $3.60 a share to each of DP Securities, Inc. and Wharton Capital Partners, Ltd. (the "Brokers' Warrants"). The aforementioned securities were sold in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the Rules promulgated thereunder (the "Act"). The Company's Common Stock underlying the GCA Debenture, the GCA Warrant and the Brokers' Warrants are entitled to certain registration rights. The foregoing summary description of the transaction is qualified in all respects by reference to the documents filed as exhibits hereto.

     In a separate but related transaction, dated as of August 25, 2000, the Company entered into a Securities Purchase Agreement with Richard P. Kiphart ("Kiphart") and Shoreline Micro-Cap Fund, L.P. ("Shoreline") (the "Purchase Agreement"). The Purchase Agreement provides for the issuance of: (i) a $780,000 3% Senior Subordinated Convertible Debenture (the "Kiphart Debenture") to Kiphart and (ii) a $220,000 3% Senior Subordinated Convertible Debenture (the "Shoreline Debenture") to Shoreline, each due August 25, 2003. The purchase price for the Kiphart Debenture was $741,000, and the purchase price for the Shoreline Debenture was $209,000. Each of the Kiphart Debenture and the Shoreline Debenture is convertible into the Company's Common Stock on or after November 24, 2000, at a conversion price equal to the lesser of: (i) $3.36 per share or (ii) 90% of the average of the five (5) lowest volume weighted average sales prices of Common Stock as reported by Bloomberg L.P. during the 25 business days immediately preceding the date on which Kiphart or Shoreline notifies the Company that it will convert all or a part of the Kiphart or Shoreline Debenture, as applicable, into Common Stock. In connection with the aforementioned transaction, the Company also issued the following warrants: (i) to Kiphart to purchase up to 27,734 shares of the Company's Common Stock at an exercise price of $3.60 per share (the "Kiphart Warrant") and (ii) to Shoreline to purchase up to 7,822 shares of the Company's Common Stock at an exercise price of $3.60 a share (the "Shoreline Warrant"). The aforementioned securities were sold in a transaction exempt from registration pursuant to


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Section 4(2) of the Act. The Company's Common Stock underlying the Kiphart
Debenture, Shoreline Debenture, Kiphart Warrant and Shoreline Warrant are entitled to certain registration rights. The foregoing summary description of the transaction is qualified in all respects by reference to the documents filed as exhibits hereto.

     Interest on each of the GCA Debenture, the Kiphart Debenture and Shoreline Debenture is payable on the last day of March, June, September and December of each year. The Company will use the proceeds from the aforementioned transactions for completion of its West Bridgewater, MA manufacturing facility and for general corporate and working capital purposes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS



ITEM NO.   DESCRIPTION
 4.1       3% Senior Subordinated Convertible Debenture issued to GCA Strategic
           Investment Fund Limited
 4.2       Warrant issued to GCA Strategic Investment Fund Limited
 4.3       Warrant issued to Wharton Capital Partners, Ltd.
 4.4       Warrant issued to DP Securities, Inc.
 4.5       Registration Rights Agreement, dated as of August 25, 2000, by and among Boston Biomedica, Inc., Wharton Capital Partners, Ltd., DP
           Securities, Inc. and GCA Strategic Investment Fund Limited
 4.6       3% Senior Subordinated Convertible Debenture issued to Richard P.
           Kiphart
 4.7       3% Senior Subordinated Convertible Debenture issued to Shoreline
           Micro-Cap Fund, L.P.
 4.8       Warrant issued to Richard P. Kiphart
 4.9       Warrant issued to Shoreline Micro-Cap Fund, L.P.
 4.10       Registration Rights Agreement dated as of August 25, 2000, by and among
           Boston Biomedica, Inc., Richard P. Kiphart and Shoreline Micro-Cap
           Fund, L.P.
10.1       Securities Purchase Agreement dated as of August 25, 2000, by and among Boston Biomedica, Inc., and GCA Strategic Investment Fund
           Limited
10.2       Securities Purchase Agreement dated as of August 25, 2000, by and among
           Boston Biomedica, Inc., Richard P. Kiphart and Shoreline Micro-Cap
           Fund, L.P.
99.1       Press Release dated September 5, 2000



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 8, 2000           Boston Biomedica, Inc.

                                    By: /s/ Kevin W. Quinlan
                                        ---------------------------
                                        Kevin W. Quinlan, President